Exhibit 99.1

P10 Announces Agreement to Acquire Western Technology Investment, Market Leader in Venture Debt

Dallas, Texas – August 26, 2022 – P10, Inc. (NYSE: PX) (“P10” or the “Company”), a leading private markets solutions provider, today announced it has entered into a Purchase and Sale Agreement to acquire through its subsidiary, P10 Intermediate Holdings LLC, all of the outstanding membership interests of Westech Investment Advisors LLC, a California limited liability company (“WTI”) (the “Acquisition” or “Transaction”).

As a pioneer in venture debt, WTI has deployed $7.8 billion in loan commitments across more than 1,400 venture-backed companies since its founding in 1980. Many leading publicly traded technology companies, representing over $1 trillion in aggregate market capitalization, count WTI as an early lender and partner.

P10 Co-CEOs Robert Alpert and C. Clark Webb commented, “We are excited to welcome WTI to the P10 family. We view WTI not only as an industry pioneer and market leader, but also the gold standard within venture debt. With a track record spanning four decades, we believe this acquisition further distinguishes the P10 platform as a provider of differentiated investment solutions to clients around the world.”

Fritz Souder, COO at P10 added, “We believe WTI fits perfectly within the P10 ecosystem, as we can now offer the full capital solution across both equity and debt to premier venture GPs, portfolio companies, and LPs alike. Moreover, with long-term management fees and strong margins, WTI further augments the P10 financial profile.”

WTI Chairman Maurice Werdegar and CEO David Wanek noted, “With our firm’s history spanning four decades, we are thrilled about the next chapter in the WTI growth story. We believe our partnership with P10 provides the necessary foundation to further deepen our investment into venture backed businesses as we look to build upon our position of market leadership and innovation.”

Transaction Overview

At closing of the Transaction, P10 will acquire 100% of the outstanding membership interests in WTI, the management company that receives management fees from all active WTI funds, in exchange for $97 million in cash and 3,916,666 membership units of P10 Intermediate Holdings, LLC which can be exchanged into 3,916,666 shares of P10 common stock, following applicable restrictive periods. Further, the purchase agreement includes additional earnout milestones as EBITDA grows, with a total of $70 million available in earnout payments, in the form of cash or shares of P10 common stock, if EBITDA builds to $25 million. Earnout hurdles are at $20 million, $22.5 million, and $25 million of EBITDA.

P10 intends to use available cash and borrowings under its Credit Agreement to fund the cash portion of the purchase price. The Company entered into an Increase Joinder and First Amendment to its Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and its Lenders to increase the Revolving Commitments by approximately $37.5 million and commitments in respect of Initial Term Loans by approximately $87.5 million.

Consistent with the P10 approach to long-term alignment, WTI employees will retain 100% of the carried interest generated by WTI funds. Furthermore, the existing WTI management team will continue to run day-to-day operations and oversee all investment decisions with no expected change in investment strategy. Upon the closing of the Transaction, P10 will grant an aggregate of four million stock options to acquire shares of common stock of P10 to WTI employees. In line with current P10 option grants, the stock options will have a five-year cliff vest to encourage long-term retention and firm performance.

The closing of the Transaction is expected to occur in the fourth quarter of 2022, subject to customary closing conditions.

Colchester Partners LLC served as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to WTI on the transaction. Gibson, Dunn & Crutcher LLP served as legal counsel to P10.

Financial Impact

P10 expects WTI to contribute more than $12.5 million in Adjusted EBITDA in its first full year following the closing. Moreover, assuming current and historic deployment pace, we expect the next WTI flagship fund (Fund XI) to be raised and activated in 2024, with strong expected incremental margins on additional management fee revenues.

Consistent with the P10 focus on compounding cash flows and the inherent value of tax assets, we expect the majority of the purchase price and potential earnout to add amortizable goodwill to existing P10 tax assets, bringing gross tax asset value to more than $650 million. Additional earnout payments should further augment our tax asset.

As a result of the above considerations, we expect the WTI Acquisition to be accretive to Adjusted Net Income Per Share in 2023 and beyond, while providing an additional piston to assist in long-term organic growth. Moreover, the transaction lengthens P10’s average fee duration and increases average fee rate.

With the addition of WTI, which runs at a higher fee rate and slightly lower EBITDA margin than P10’s overall business, we project that pro forma with the acquisition, the P10 average fee rate should increase from 100bps to 105bps. Additionally, we expect WTI to add $1.4 billion to P10 fee paying assets under management in 2023. Please note that no underlying assumptions for the core P10 business were changed in reaching this new operating model; this change merely reflects the addition of WTI to the P10 platform. A WTI firm overview presentation can be found on the P10 investor relations website HERE.

About WTI

Western Technology Investment (www.westerntech.com) is a Portola Valley, CA-based investment firm with a 40-year track record focused on providing senior secured financing to early-stage and emerging stage life sciences and technology companies. Since 1994, WTI has raised 11 funds (10 core debt funds and one small equity vehicle), deploying approximately $7.8 billion in aggregate loan commitments. WTI’s most recent debt funds charge management fees on committed capital with a typical fund life of 10 years and an average management fee rate of ~2%. WTI’s tenured investment team includes deep experience as entrepreneurs and operators which provides them with valuable insight into the analysis of prospective transactions and serves as a differentiator relative to competitive firms.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of June 30, 2022, P10 has a global investor base of over 2,700 investors across 49 states, 53 countries and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy, our ability to manage the effects of events outside of our control; our ability to consummate the Transaction in anticipated timeframe or at all; and the potential effects of the Transaction on P10. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2022, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

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